                                                                   Exhibit 10.12



                            GODREJ & BOYCE MFG CO LTD

                                LEGAL DEPARTMENT

                                  AGREEMENT ON
                                LEAVE AND LICENCE
                                 (WNS PLANT 11)

                                      INDEX


------------------------------------------------------------------------
ARTICLES                      CONTENTS                         PAGE NO
------------------------------------------------------------------------
  I                           PREMISES
  II              COMMENCEMENT,DURATION,RENEWAL
                          AND REGISTRATION
  III                       LICENCE FEE
  IV            PROPERTY TAXES,MUNICIPAL TAXES AND
                       OTHER STATUTORY LEVIES
                      RELATING TO THE PREMISES
  V               REPAIRS AND MAINTENANCE TO THE
                              PREMISES
  VI                  OBLIGATIONS OF LICENSOR
  VII                 OBLIGATIONS OF LICENSEE
  VIII              NON SOLICITATION OF EMPLOYEES
  IX                TERMINATION OF THE AGREEMENT
  X                     COMPLIANCE WITH LAW
  XI                        ARBITRATION
  XII                       JURISDICTION
  XIII                    ENTIRE AGREEMENT
  XIV                      FORCE MAJEURE
  XV                           NOTICES
------------------------------------------------------------------------

                           LEAVE AND LICENCE AGREEMENT

THIS AGREEMENT made on this 31st day of May 2006 BETWEEN GODREJ & BOYCE MANUFACTURING COMPANY LTD., a Company incorporated under the provisions of the Indian Companies Act, 1913, and having its Registered Office at Pirojshanagar, Vikhroli, Mumbai 400079 hereinafter referred to as the "LICENSOR" (which expression shall unless it be repugnant to the context or meaning thereof, be deemed to include their successors and permitted assigns) of the ONE PART;

                                       AND

WNS Global Services Pvt. Ltd., a Company incorporated under the Companies Act, 1956, and having its Registered Office at Plant 10, Godrej & Boyce Complex, Vikhroli (W), Mumbai 400 079 hereinafter referred to as "the LICENSEE" (which expression shall unless it be repugnant to the context or meaning thereof, be deemed to include their successors and permitted assigns) of the OTHER PART.

The "LICENSOR" and the "LICENSEE" are hereinafter together always referred to as the "Parties" and are individually, when necessary, referred to as "Party".

WHEREAS the LICENSOR is the owner of and absolutely seized and possessed of and/or otherwise well and sufficiently entitled to all those lands lying, being and situate at Pirojshanagar, Vikhroli, Mumbai 400079, on which the LICENSOR has built and constructed several industrial sheds and office blocks.

AND WHEREAS the LICENSOR has constructed Plant No. 11 building (Part) being delineated in RED in the plan annexed and more particularly described in the schedule hereto (hereinafter referred to as "the Licensed Premises").

AND WHEREAS the LICENSEE has requested the LICENSOR to permit the LICENSEE to use and occupy the Licensed Premises which request has been acceded to by the LICENSOR and the Parties hereto have agreed to enter into a Leave & License Agreement in the manner following:

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

I.    PREMISES

1. The LICENSOR hereby grants the Leave and License to the LICENSEE to use and occupy the Licensed Premises, more particularly written and detailed in the schedule hereunder

      (and demarcated in the colour RED in the plan annexed hereto).

2. At all times, the ownership and legal possession of the Licensed Premises shall be that of the LICENSOR, only and the LICENSEE shall use and occupy the Licensed Premises as LICENSEE only, and shall not claim any right, title or interest of any nature whatsoever in the Licensed Premises and that nothing in this Agreement shall be construed to be a demise at law in respect of the Licensed Premises or to confer the LICENSEE any right of tenancy/sub-tenancy/lease/sub-lease, etc., in respect of the Licensed Premises or to confer upon the LICENSEE any right of tenancy/sub-tenancy/lease/sub-lease, etc., in respect of the Licensed Premises.

II. COMMENCEMENT, DURATION, RENEWAL OF LEAVE AND LICENCE AND REGISTRATION OF LEAVE AND LICENCE DEED

1.    The Leave & Licence shall be deemed to have commenced on or from
      24.04.2006 and shall be in force for a period of 33 months, on the same terms and conditions herein.

2. The LICENSOR shall allow the LICENSEE to use the Licensed Premises for the period mentioned above without any hindrance, obstacle etc. subject to the LICENSEE paying the License fee.

3. Cost of Non Judicial stamp paper, registration charges and expenses in respect of this document shall be borne by the LICENSEE.

4. The duly stamped and registered Leave and License Deed shall always remain with the LICENSOR

5. The Leave and Licence Agreement may be agreed to be renewed for a further term at the option of the LICENSOR.

III.  LICENCE FEE

1) In consideration of the grant of the Licence to use the Licensed Premises as aforesaid, the LICENSEE shall pay to the LICENSOR a monthly License fee of Rs. 6,63,354.00 from the date of commencement of the Agreement.

2) The Licence fee shall be paid by the LICENSEE to the LICENSOR by way of an account payee cheque drawn in favour of the LICENSOR on or before the 5th day of every month.

IV. PROPERTY TAXES, MUNICIPAL TAXES AND OTHER STATUTORY LEVIES RELATING TO THE SAID PREMISES/PROPERTY

1) The Licensor shall pay in respect of the Licensed Premises all existing taxes and outgoings including all municipal taxes, cess, duties, impositions and levies imposed by the municipal corporation of Greater Mumbai. Any future increase in the rates of taxes and outgoings aforesaid by the Municipal Corporation of Greater Mumbai subsequent to the first assessment as a Licensed premises shall be shared equally by the Licensor and the Licensee. In other words the Licensee shall not be liable for any increase of taxes and outgoings if such increase is attributable only to a change in the nature of assessment due to the license created in favour of the Licensee.
      This shall not be applicable for the First Floor area for which the Licensee has agreed to reimburse all taxes, cesses, duties, impositions & levies imposed by MCGM which is in excess of Rs. 3/-sq.ft of built up area at the first assessment stage as well as for any other future increases.

2) The LICENSEE shall pay the actual charges for Electricity consumed by the LICENSEE as per the actual meter reading to the concerned authority.

V.    REPAIRS AND MAINTENANCE TO THE PREMISES

1) The LICENSEE shall maintain and undertake all minor repair work relating to the Licensed Premises. In the event of any major structural defects in the Licensed Premises, it shall be the responsibility and obligation of the LICENSOR to carry out such repairs.

2) No major structural alteration or modification of permanent nature shall be carried out by the LICENSEE.

VI.   OBLIGATIONS OF LICENSOR

1) The LICENSOR shall be liable to make good the exterior and structure of the Licensed Premises including walls, drainage and roof by carrying out necessary repairs or renovations within its statutory common duty of care.

2) The LICENSOR shall provide the LICENSEE for its operation at their own cost

        a) Water -- Requisite water connection from the Municipal Corporation, subject to availability. The charges for consumption of water shall however be borne by the LICENSEE as per actual metered consumption at prevailing rates.

        b) Power -- With a view to enable the LICENSEE to put up and operate lights, fans split/windows/central air conditioning and other electrical, mechanical and electronic equipment, computers, peripherals, fittings and apparatus as the LICENSEE may require, the LICENSOR shall allow the LICENSEE to make necessary application for power to the concerned authorities and avail of the power supply. The LICENSOR shall provide the necessary no objection for such application of power supply by the LICENSEE to the authorities. Any alterations or additions to the electrical installations which the LICENSEE carries out shall be intimated to the LICENSOR and the LICENSEE shall obtain necessary statutory approvals for the same. The LICENSEE hereby agrees to bear all charges to be paid to the power supply company for making the power available to the LICENSEE in terms of these presents and for consumption of the electrical power by the LICENSEE.

3) LICENSOR shall keep the area surrounding the Licensed Premises and its approaches in clean and tidy condition.

4) The Licensor shall take all reasonable steps to assist the Licensee for facilitating the installation of telecommunication infrastructure including telephone lines, leased lines etc. by the Licensee.

VII.  OBLIGATIONS OF THE LICENSEE

1) The Licensed Premises will be used only for carrying on the business of the LICENSEE and for no other purpose.

2) The LICENSEE shall not be deemed to be in the exclusive occupation of the Licensed Premises and the LICENSOR will have the right to enter upon the Licensed Premises at any time to inspect the Licensed Premises with adequate prior notice to the Licensee and without inconveniencing the Licensee in any way. Provided always that the Licensor shall not interfere with the work or operation of the Licensee being lawfully carried on in the Licensed Premises.

3) The LICENSEE shall use the Licensed Premises as bare LICENSEE only and such use shall cease forthwith on the expiry of the term of this Agreement or upon sooner determination of this Agreement.

4) The LICENSEE shall use the Licensed Premises with due care and caution and shall keep the said Licensed Premises in good order and condition and upon the expiry of this license, the LICENSEE shall leave the same in good condition as they are on the date hereof and shall make compensation for any damage done (reasonable wear and tear excepted) due to Licensee's act or omission.

5) The LICENSEE shall not cause any nuisance or annoyance to the people in the neighborhood or store any hazardous goods on the Licensed Premises.

6) On the expiration of the said term or period of the licence or earlier termination thereof, the LICENSEE shall hand over vacant and peaceful possession of the Licensed Premises to the LICENSOR in the same condition in which the Licensed Premises now exist subject to normal wear and tear. The LICENSEE'S occupation of the Licensed Premises after such termination will be deemed to be that of a trespasser.

7) The LICENSEE shall under no circumstances assign or transfer the benefit of this Agreement to any other person.

8) The LICENSEE shall keep the Licensed Premises and every part thereof in clean and tidy condition. The LICENSEE shall not keep anything in or around the Licensed Premises, which shall always be kept un-littered and in tenantable condition.

9) The LICENSEE shall not in any way impede the LICENSOR or its personnel in the exercise of the right of possession and control of the Licensed Premises and every part thereof.

10) The LICENSEE will keep the interior of the Licensed Premises in good and substantial repair and condition.

11) The LICENSOR'S personnel shall at all times be granted unrestricted access to the Licensed Premises including every part thereof, for the purpose of maintaining/repairing the essential services/equipments located in and around the Licensed Premises and also to check if any addition/alterations have been done by LICENSEE without the consent of the LICENSOR with adequate prior notice to the Licensee and without inconveniencing the Licensee in any way. Provided always that the Licensor shall not interfere with the work or operation of the Licensee being lawfully carried on in the Licensed Premises..

12) In the event of any amendment to the current laws or any new land laws being enacted by the Legislature, the same shall not apply to either party so as to prejudicially effect their respective rights mutually agreed hereunder.

13] The LICENSOR or its representative, employee or workmen shall at all times have unobstructed access to the open areas around the Licensed Premises during the term of this Agreement for purposes of access to essential services or in case of emergencies.

14) The Licensor shall deploy its security personnel at the entrance of the appurtenant area of the Licensed Premises.

VIII. NON SOLICITATION OF EMPLOYEES

      Neither party shall, during the term of this Agreement and for a period of five years thereafter, directly or indirectly solicit, recruit, or induce the employees, Clients and customers of the other Party.

IX.   TERMINATION OF THE AGREEMENT

1) Either party shall be entitled to terminate this Agreement, in the event of the Other Party committing a breach of the terms and conditions contained in this Agreement to be observed and performed by such Other Party, by giving 30 days advance notice in writing and if the Other Party rectifies the breach and informs the non breaching Party in writing about the same within the said period of 30 days then the notice will cease to be effective. In case of the breaching Party being the Licensee and is unable to rectify the breach within the period of 30 days, the LICENSEE shall forthwith quit, vacate and hand over the peaceful possession of the Licensed Premises within 30 days thereafter to the Licensor. Provided, however, that failure of the Licensee of its obligation to quit, vacate and handing over the peaceful possession of the Licensed Premises within 30 days in the event of the LICENSEE failing in his obligation to correct the breach within the specified period mentioned above, the LICENSOR shall be entitled to forthwith to remove the LICENSEE from the Licensed Premises.

2) Further in the event the LICENSEE informs the LICENSOR of its decision or desire to reduce its paid up capital below Rs.1,00,00,000/- or such statutory limits as may be fixed by the Maharashtra Rent Control Act, 1999 the LICENSOR shall be entitled to terminate this Agreement by giving 30 days notice in writing to the LICENSEE, it being the express intention of the Parties that the LICENSEE shall under no circumstances seek protection under the Rent Control Act including any amendment thereto, and that the LICENSEE shall hand over vacant and peaceful possession of the Licensed Premises 30 days after the LICENSOR serves the LICENSEE with notice of termination as provided hereinafter.

3) Notwithstanding anything contained Clauses 1, 2 & 3 above, it is hereby agreed and declared that if the LICENSEE passes a resolution for voluntary winding up or if it is unable to pay its debts or compromises with its creditors or if a receiver of its property is appointed or if a petition filed under the Companies Act, 1956 for winding up of the LICENSEE is successful or if the LICENSEE voluntarily becomes the subject of proceedings under any bankruptcy or insolvency law, or if the LICENSEE takes or suffers action for its reorganization, or its liquidation or dissolution except when such events is within the Group Entities of the LICENSEE as mentioned in Annexure I, provided that the Group is not amalgamated with any other company or taken over by any other entity, or the LICENSEE becomes or is declared a sick company under the Sick Industrial Companies Special Provisions Act, 1985 then and in any of such events the LICENSOR shall be entitled to terminate this Agreement forthwith and thereupon the LICENSEE or the person or persons or authority in whom the estate of the LICENSEE may be vested shall hand over charge of Licensed Premises to the LICENSOR forthwith, failing which the LICENSOR shall be entitled to reenter the Licensed Premises.

5) On the expiry or earlier termination of this license, the LICENSEE shall, within not more than 30 days of such expiry or termination, remove its employees and servants and all its and their belongings, chattels, articles and things, whether or not affixed to the Licensed Premises (hereinafter called the "said Goods") from the Licensed Premises, and vacate and hand over quiet and peaceful possession of the Licensed Premises to the LICENSOR in the same good order and condition in which they were at the time when the LICENSEE entered into the Licensed Premises (reasonable ware & tare acceptable). The LICENSEE shall be liable to pay the License fee of Rs. 3,00,000.00 (Rupees Three Lacs only) per day.

6) Subject to Clause 5 above and the other provisions of this Agreement, it is expressly agreed between the parties hereto that the occupation of the Licensed Premises by the LICENSEE immediately after expiry or sooner determination/ termination of this Agreement shall be an act and the LICENSEE shall pay to the LICENSOR a sum of Rs.3,00,000.00 (Rupees Three Lacs only) per day for occupying the Licensed Premises. This right will be without prejudice to the other remedies available to the LICENSOR in law.

X.    COMPLIANCE WITH LAW

1) LICENSEE shall comply with all rules, regulations, ordinances and other public requirements now or hereafter pertaining to LICENSEE'S use of the Licensed Premises and indemnify the LICENSOR against any breach thereof.

2) LICENSOR shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Licensed Premises and indemnify the LICENSEES against any breach thereof.

XI.   ARBITRATION

1) If any dispute arises between the parties hereto during the subsistence or thereafter, in connection with the validity, interpretation, implementation or alleged material breach of any of the provisions of this Agreement or regarding any question including the question as to whether the termination of the Agreement by one party hereto has been legitimate, the parties hereto shall endeavor to settle such disputes amicably.

2) In case of the failure of the parties to settle such disputes within 30 days, either party shall be entitled to refer the disputes (if legally possible) to arbitration. The arbitration shall be conducted by a sole Arbitrator mutually appointed, or in case of disagreement as to the appointment of a sole Arbitrator, by three (3) Arbitrators of which each party shall appoint one Arbitrator and the two appointed Arbitrators shall jointly appoint the third Arbitrator. The provisions of the Arbitration and Conciliation Act, 1996, including any amendment to it thereto shall govern the Arbitration proceedings. The Arbitration proceedings shall be in English. The place of arbitration will be Mumbai.

XII.  JURISDICTION

      The Parties expressly agree that only the competent courts of jurisdiction at Mumbai shall have exclusive jurisdiction in all matters arising hereunder.

XIII. ENTIRE AGREEMENT

1) This Agreement and all attachments hereto set for the entire understanding and Agreement between the parties as to the Subject matter of this Agreement and merge and supersede all Previous communications, negotiations, warranties, representations and agreements either oral or written, With respect to the subject matter hereof and no addition to or Modification of this Agreement shall be binding on either party hereto unless reduced to writing and duly executed by each of the parties hereto. In the event of any conflict between the terms of this Agreement and the terms of any letter or other document, the terms of this Agreement shall govern.

2) In case one or more provisions contained in this Agreement should be or become fully or in part invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in anyway be affected or impaired. Any provision which is fully or in part invalid, illegal or unenforceable shall be replaced, if possible under the applicable law, by a provision which as nearly as possible fulfills the intent of the invalid, illegal or unenforceable provision.

XIV.  FORCE MAJEURE

1) Any delay or failure of performance by either party to this Agreement shall not constitute default hereunder or give rise to any claims for damages against that party, if and to the extent caused by force majeure or matters beyond reasonable control of such party including, but not limited to the acts of god, fires, floods, severe droughts, explosion, riots, war, etc.

2) If the force majeure in question, prevails for a continuous period in excess of 30 days, the parties shall enter into bonafide discussions with a view to access its effects or to agreeing upon such alternative arrangements as may be fair and reasonable. Upon cessation of the cause or causes for delay or prevention, the party affected by the force majeure shall resume the performance of the contractual obligations. In the event of force majeure the parties will make their best endeavours to and will take all reasonable measures available to mitigate the effect of such force majeure.

3) If the whole or any portion of the Licensed Premises shall, at any time, be destroyed or damaged, so as to be rendered inaccessible or uninhabitable, in whole or in part, other than due to the fault of the Licensee or if as a result of any of the force majeure events as mentioned in Clause 14 the Licensee is prevented from gaining free and unobstructed access to the Licensed Premises, then the license fee to be paid hereunder or appropriate portion thereof according to the nature and extent of the impediment to occupancy shall cease and be suspended proportionately until the Licensed Premises shall be rendered fit and accessible for use and occupation by the Licensee. However, if the Licensed

      Premises is not fit for use and occupation or continues to remain unfit for use and occupation by the Licensee or if the Licensee is prevented from gaining free and unobstructed access to the Licensed Premises for a period of 90 days or mutually agreed period, then the Licensee shall upon the expiry of the said 90 days or mutually agreed period be entitled to terminate this Agreement by giving to the Licensor 07 days notice in writing.

XV.   NOTICES

1) All notices or other communications required or permitted or be given under this Agreement shall be in writing and shall be either delivered personally or sent by mail, at the following addresses of the parties:

      a.    to the LICENSOR at its Registered office mentioned herein, and

      b.    to the LICENSEE at

            i.    the Licensed Premises and

            ii.   its registered office

2) Notice shall be deemed to be given on the seventh business day after such notice is mailed, if sent by registered mail. Any notice shall commence on the day such notice is deemed ought to be given.

3) A party may change its address for purposes hereof by notice to the other party.


         .




                                    SCHEDULE

An area of 35214.74 sq. ft. lying and situated at the Ground Floor and 34396.68 sq. ft. lying and situated on Mezzanine floor of Plant Building No. 11 on Survey Nos. 56 (Pt) 57 (Pt) of Village Vikhroli,
corresponding to CTS No.7 (Pt), Mumbai. The above property is bounded by:

Due North: Boundary wall of Godrej & Boyce Mfg. Co. Ltd.
Due South: Internal road of Godrej & Boyce Mfg. Co. Ltd.
Due East: Part plant 11 structure belonging to Godrej & Boyce Mfg. Co. Ltd. Due West: Plant No. 10 Belonging to Godrej & Boyce Mfg. Co. Ltd.


IN WITNESS WHEREOF the parties hereto have executed these presents on the 31st day of May, 2006.


SIGNED, SEALED AND DELIVERED        )
By the within named LICENSOR        )
GODREJ & BOYCE MFG. CO. LTD.        ) /s/ Maneck H. Engineer
Through its Authorized Signatory    )
Mr. Maneck H. Engineer              )
In the presence of .............    )


SIGNED, SEALED AND DELIVERED        )
By the within named LICENSEE        )
WNS GLOBAL SERVICES PVT. LTD        ) /s/ Suzanne Vadhavkar
Through its Authorized Signatory    )
Ms. Suzanne Vadhavkar               )
In the presence of .............    )